Exhibit 99.1

NVR, INC. ANNOUNCES A 36% INCREASE IN EARNINGS PER SHARE FOR THE SECOND QUARTER OF 2004

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-761-2137

July 19, 2004 — McLean, VA — NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its second quarter ended June 30, 2004 exceeded the 2003 second quarter by 36% and net income increased 22%. Net income for the 2004 second quarter was $115,970,000, $14.82 per diluted share, compared to net income of $95,092,000, $10.90 per diluted share, for the same period of 2003. Total revenues increased 18% to $1,003,282,000 for the quarter when compared to $848,501,000 for the same period of 2003. The Company reported that new orders decreased 3% to 4,001 units for the second quarter of 2004 when compared to the second quarter of 2003. Backlog at the end of the period increased 6% to 8,490 units when compared to the same time last year. The dollar value of the backlog units totaled $3,064,726,000 at the end of the June 2004 quarter, a 20% increase from a year earlier.

Homebuilding revenues for the three months ended June 30, 2004, totaled $984,833,000, 19% higher than the year earlier period. Income before tax from the homebuilding segment totaled $182,157,000, an increase of 28% when compared to the second quarter of the previous year. Gross profit margins improved to 25.3% for the second quarter of 2004 when compared to 24.8% for the same quarter of 2003.

The Company reported that closed loan production from its mortgage banking segment increased 8% during the June 2004 quarter when compared to the second quarter of 2003. Operating income for the 2004 second quarter decreased to $11,127,000, a 21% decrease from the same period of 2003. This decrease is primarily attributed to a shift away from fixed rate mortgages to adjustable rate and brokered mortgages, both of which are generally less profitable than fixed rate mortgages.

For the six months ended June 30, 2004, total revenues were $1,881,843,000, 18% higher than the $1,592,075,000 reported for the same period of 2003. Net income for the six months ended June 30, 2004 was $216,587,000, an increase of 18% when compared to the six months ended June 30, 2003. Earnings per diluted share for the six months ended June 30, 2004 was $27.38, an increase of 30% from $20.99 per diluted share for the comparable period of 2003. The Company also stated that during the first six months of 2004 it had repurchased approximately 552,000 shares of its common stock.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section

27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2004	2003
Homebuilding:
Revenues	$984,833	$828,563
Other income	681	592
Cost of sales	(735,978)	(623,210)
Selling, general and administrative	(64,341)	(60,440)

Operating income	185,195	145,505
Interest expense	(3,038)	(3,725)

Homebuilding income	182,157	141,780

Mortgage Banking:
Mortgage banking fees	16,543	17,883
Interest income	949	1,203
Other income	276	260
General and administrative	(6,270)	(4,859)
Interest expense	(371)	(378)

Mortgage banking income	11,127	14,109

Income before taxes	193,284	155,889
Income tax expense	(77,314)	(60,797)

Net income	$115,970	$95,092

Basic earnings per share	$17.91	$13.35

Diluted earnings per share	$14.82	$10.90

Basic average shares outstanding	6,475	7,124

Diluted average shares outstanding	7,825	8,725

NVR, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
_	2004	2003
Homebuilding:
Revenues	$1,845,518	$1,551,938
Other income	1,327	1,524
Cost of sales	(1,378,989)	(1,162,647)
Selling, general and administrative	(122,823)	(111,399)

Operating income	345,033	279,416
Interest expense	(5,953)	(7,061)

Homebuilding income	339,080	272,355

Mortgage Banking:
Mortgage banking fees	32,651	35,639
Interest income	1,902	2,567
Other income	445	407
General and administrative	(12,482)	(10,327)
Interest expense	(617)	(809)

Mortgage banking income	21,899	27,477

Income before taxes	360,979	299,832
Income tax expense	(144,392)	(116,934)

Net income	$216,587	$182,898

Basic earnings per share	$33.15	$25.76

Diluted earnings per share	$27.38	$20.99

Basic average shares outstanding	6,533	7,101

Diluted average shares outstanding	7,911	8,713

NVR, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share and share data)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$137,977	$228,589
Receivables	22,795	9,550
Inventory:
Lots and housing units, covered under sales agreements with customers	621,491	480,492
Unsold lots and housing units	22,576	32,888
Manufacturing materials and other	6,639	10,393

	650,706	523,773
Assets not owned, consolidated per FIN 46	65,232	12,807
Property, plant and equipment, net	23,885	24,531
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill, net	6,379	6,379
Contract land deposits	305,916	284,432
Other assets	111,115	117,575

	1,365,585	1,249,216
Mortgage Banking:
Cash and cash equivalents	4,874	3,630
Mortgage loans held for sale, net	113,652	96,772
Mortgage servicing rights, net	170	181
Property and equipment, net	1,021	875
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	2,832	5,084

	129,896	113,889

Total assets	$1,495,481	$1,363,105

(Continued)

NVR, Inc.

Condensed Consolidated Balance Sheets (Continued)

(in thousands, except per share and share data)

	June 30, 2004	December 31, 2003
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$195,880	$185,913
Accrued expenses and other liabilities	225,204	243,223
Liabilities related to assets not owned, consolidated per FIN 46	41,353	12,071
Customer deposits	213,800	157,005
Other term debt	4,317	4,519
Senior notes	200,000	200,000

	880,554	802,731

Mortgage Banking:
Accounts payable and other liabilities	11,926	12,166
Notes payable	91,573	53,340

	103,499	65,506

Total liabilities	984,053	868,237

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,597,709 shares issued as of June 30, 2004 and December 31, 2003, respectively	206	206
Additional paid-in-capital	364,122	335,346
Deferred compensation trust – 492,118 and 510,118 shares as of June 30, 2004 and December 31, 2003, respectively, of NVR, Inc. common stock	(63,877)	(64,725)
Deferred compensation liability	63,877	64,725
Retained earnings	1,604,452	1,387,865
Less treasury stock at cost – 14,217,769 and 13,870,368 shares at June 30, 2004 and December 31, 2003, respectively	(1,457,352)	(1,228,549)

Total shareholders’ equity	511,428	494,868

Total liabilities and shareholders’ equity	$1,495,481	$1,363,105

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Three Months Ended June 30,
	2004	2003
Homebuilding data:
New orders (units)
Washington	1,174	1,195
Baltimore	475	578
North (1)	1,514	1,489
South (2)	838	850

Total	4,001	4,112

Average new order price	$360.2	$308.9

Settlements (units)
Washington	774	757
Baltimore	447	394
North (1)	1,217	1,096
South (2)	572	606

Total	3,010	2,853

Average settlement price	$326.0	$289.3

Mortgage banking data:
Loan closings	$628,598	$579,657

Common stock information:
Weighted average basic shares outstanding	6,475,000	7,124,000
Weighted average diluted shares outstanding	7,825,000	8,725,000
Number of shares repurchased	294,289	6,008
Aggregate cost of shares repurchased	$131,920	$2,182

(1)	Delaware, New Jersey, New York, Ohio and Pennsylvania
(2)	North Carolina, South Carolina, Tennessee and Richmond, VA

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2004	2003
Homebuilding data:
New orders (units)
Washington	2,166	1,933
Baltimore	906	979
North (1)	2,776	2,625
South (2)	1,471	1,482

Total	7,319	7,019

Average new order price	$352.7	$305.0

Settlements (units)
Washington	1,487	1,584
Baltimore	894	758
North (1)	2,289	1,974
South (2)	1,049	1,043

Total	5,719	5,359

Average settlement price	$321.8	$288.7

Backlog (units)
Washington	2,962	2,583
Baltimore	1,069	1,164
North (1)	2,993	2,846
South (2)	1,466	1,424

Total	8,490	8,017

Average backlog price	$361.0	$318.9

Mortgage banking data:
Loan closings	$1,151,937	$1,094,554

Common stock information:
Shares outstanding at end of period	6,379,940	7,235,183
Weighted average basic shares outstanding	6,533,000	7,101,000
Weighted average diluted shares outstanding	7,911,000	8,713,000
Number of shares repurchased	551,619	350,285
Aggregate cost of shares repurchased	$245,857	$115,452

(1)	Delaware, New Jersey, New York, Ohio and Pennsylvania
(2)	North Carolina, South Carolina, Tennessee and Richmond, VA